SENECA ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                         FINANCIAL STATEMENTS

            FOR THE PERIOD FROM JUNE 30, 2000 (INCEPTION)
                          TO AUGUST 31, 2000


                    SENECA ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                    INDEX TO FINANCIAL STATEMENTS

                                                                    Page

Independent Auditors' Report                                          1

Financial Statements:

Balance Sheets - August 31, 2000                                      2

Statement of Operations
  For the Period from June 30, 2000 (Inception) to August 31, 2000    3

Statement of Changes in Stockholders' Equity -
  For the Period from June 30, 2000 (Inception) to August 31, 2000    4

Statement of Cash Flows
  For the Period Ended June 30, 2000 (Inception) to August 31, 2000   5

Notes to Financial Statements                                         6



To the Board of Directors of:
Cayuga Acquisition Corporation
Bartlesville, Oklahoma

                     INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Cayuga Acquisition Corporation (a development stage company) as of August 31, 2000, and the related statements of operations, changes in stockholder's equity and cash flows for the period from June 30, 2000 (inception), to August 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Cayuga Acquisition Corporation (a development stage company) as of August 31, 2000, and the results of its operations and its cash flows for the period from June 30, 2000 (inception), to August 31, 2000, in conformity with generally accepted accounting principles.


                       /s/  Magee, Rausch & Shelton, L.L.P.
September 18, 2000


                    CAYUGA ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                            BALANCE SHEET

                        AS OF AUGUST 31, 2000

                                ASSETS

Cash                                                          $   500

     Total Assets                                             $   500


                 LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities                                                   $    0

Stockholder's Equity:

  Common Stock, $.001 par value, 100 million shares
  authorized, 500,000 issued and outstanding                    500

    Total Stockholder's Equity                                  500

    Total Liabilities and Stockholder's Equity                  500

           See accompanying notes to financial statements.


                    CAYUGA ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF OPERATIONS

   FOR THE PERIOD FROM JUNE 30, 2000 (INCEPTION) TO AUGUST 31, 2000


               Income                                       $      0

               Expenses                                     $      0
                                                            ________

               Total Income                                 $      0

           See accompanying notes to financial statements.


                    CAYUGA ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

             STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

   FOR THE PERIOD FROM JUNE 30, 2000 (INCEPTION) TO AUGUST 31, 2000

                            Common
                            Shares       Common
                          Outstanding     Stock      Total

Common stock issuance       500,000     $    500    $   500

Balance at August 31, 2000  500,000     $    500    $   500

           See accompanying notes to financial statements.


                    CAYUGA ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF CASH FLOWS

   FOR THE PERIOD FROM JUNE 30, 2000 (INCEPTION) TO AUGUST 31, 2000


CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                       $       0

 Plus adjustments to reconcile net income to net cash flows from operating activities:

  Net cash provided by (used in ) operating activities                   0

CASH FLOWS FROM FINANCING ACTIVITIES:

 Proceeds from issuance of common stock                               500

  Net cash provided by financing activities                           500

NET INCREASE IN CASH AND CASH EQUIVALENTS:                            500

CASH AND CASH EQUIVALENTS, beginning of period                          0

CASH AND CASH EQUIVALENTS, end of period                       $      500

           See accompanying notes to financial statements.


                    CAYUGA ACQUISITION CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS

   FOR THE PERIOD FROM JUNE 30, 2000 (INCEPTION) TO AUGUST 31, 2000


SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business Operations:

Cayuga Acquisition Corporation incorporated in Nevada on June 30, 2000, to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At August 31, 2000, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31. The Company is a Development Stage Company which uses the accrual basis of accounting.

The Company's ability to commence operations is contingent upon its abilities to identify a prospective target business and raise capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

Use of Estimates:

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents:

For purposes of the statement of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

STOCKHOLDER'S EQUITY:

Common Stock:

The Company is authorized to issue 100,000,000 shares of common stock at $.001 par value. The Company issued 500,000 shares of its common stock for an aggregate consideration of $500.


EXHIBIT 23.1


          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form 10-SB Registration
Statement, of Cayuga Acquisition Corporation our report as of August 31, 2000, and for the periods from June 30, 2000 (inception), to August 31, 2000, relating to the financial statements of Cayuga
Acquisition Corporation which appear in such Form 10-SB.

                       MAGEE, RAUSCH & SHELTON, L.L.P.

                       By:    /s/ Magee, Rausch & Shelton, L.L.P.



Tulsa, Oklahoma
Date: 09-18-00